As filed with the Securities and Exchange Commission on May 30, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Royal Gold, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-0835164
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
1144 15th Street, Suite 2500
Denver, Colorado 80202
(Address, including zip code, of principal executive offices)

ROYAL GOLD, INC. 2025 INCENTIVE PLAN
(Full title of the plan)
David Crandall
Vice President, Corporate Secretary, and Chief Compliance Officer
Royal Gold, Inc.
1144 15th Street, Suite 2500
Denver, Colorado 80202
303-573-1660
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,”
“accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange
Act.
Large accelerated filer  ☑Accelerated filer  ☐
Non-accelerated filer  ☐Smaller reporting company  ☐
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section
7(a)(2)(B) of the Securities Act.  ☐

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EXPLANATORY NOTE
This registration statement on Form S-8 is being filed to register 350,000 shares of common stock, par value $0.01 per share (“Common Stock”), of Royal Gold, Inc. (the “Registrant” or “Royal Gold”) issuable and payable under the
Royal Gold, Inc. 2025 Incentive Plan (the “2025 Plan”). The number of shares of Common Stock registered on this registration statement do not include (a) shares of Common Stock that remained available under the Registrant’s
2015 Omnibus Long-Term Incentive Plan (as amended, the “2015 Plan”) immediately prior to May 22, 2025 (the
“Effective Date”), and (b) shares of Common Stock subject to awards granted under the 2015 Plan that were outstanding as of the Effective Date and which awards expire, terminate, or are otherwise surrendered, cancelled, forfeited, or repurchased by the Registrant at their original issuance price pursuant to a contractual repurchase right
(collectively, the shares of Common Stock described in clauses (a) and (b) above, the “Rollover Shares”). On and after the Effective Date, the Rollover Shares may be issued under the 2025 Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information required in Part I of this registration statement have been or will be sent or given to participants as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities
Act”), in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the
“Commission”). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents filed by the Registrant with the Commission are incorporated herein by reference:
(1)the Registrant’s Annual Report on Form 10-K filed with the Commission on February 13, 2025;
(2)the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 8, 2025;
(3)the Registrant’s Current Reports on Form 8-K, excluding any information furnished under Items 2.02 or
7.01 thereof, filed with the Commission on February 20, 2025, March 21, 2025, April 18, 2025, and May
27, 2025; and
(4)the description of the Registrant’s securities contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 13, 2025.
All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-
effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
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Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
David Crandall, Vice President, Corporate Secretary, and Chief Compliance Officer of Royal Gold, is passing on certain legal matters regarding the securities being registered. Mr. Crandall is a full-time employee of Royal Gold, owns Royal Gold securities, and is eligible to participate in various employee benefit and equity incentive plans, including the 2025 Plan.
Item 6. Indemnification of Directors and Officers
Set forth below is a description of certain provisions of the Delaware General Corporation Law (the “Delaware
Statute”), Royal Gold’s certificate of incorporation and bylaws, and certain indemnification agreements between
Royal Gold and its directors and officers. The description is intended only as a summary and is qualified in its entirety by reference to the Delaware Statute, Royal Gold’s certificate of incorporation and bylaws, and the indemnification agreement, a form of which has been filed by Royal Gold with the Commission.
Delaware General Corporation Law
Under Section 145 of the Delaware Statute, a corporation may indemnify its directors, officers, employees, and agents and its former directors, officers, employees, and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses (including attorneys’ fees), as well as judgments, fines, and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit, or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware Statute provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interest of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware Statute does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for expenses the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue, or matter has been successfully defended. The Delaware Statute provides that a corporation has the power to purchase and maintain insurance on behalf of any person described above, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the Delaware Statute.
Section 102 of the Delaware Statute allows a corporation to eliminate or limit the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, or obtained an improper personal benefit, or where a director authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law.
In addition, Section 102 of the Delaware Statute does not permit a corporation to eliminate or limit the personal liability of an officer in any action by or in the right of the corporation.
Section 174 of the Delaware Statute provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
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Certificate of Incorporation and Bylaws
Royal Gold’s certificate of incorporation and bylaws provide for mandatory indemnification or similar rights of directors and officers generally to the same extent as is authorized by the Delaware Statute. Under the bylaws, Royal
Gold must advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is ultimately determined that he or she is not entitled to indemnification. To the extent authorized by the board of directors, Royal Gold may also similarly indemnify and advance expenses to employees and agents. The provisions of the certificate of incorporation and bylaws do not preclude Royal Gold from indemnifying other persons from similar or other expenses and liabilities as the board of directors or the stockholders may determine in a specific instance or by resolution of general application.
Indemnification Agreements and Insurance
Royal Gold has entered into indemnification agreements with its current officers and directors. The indemnification agreements provide such persons indemnification against, among other things, any and all expenses, judgments, fines, penalties, and amounts paid in settlement by the director or officer, provide for the advancement of expenses incurred by the director or officer in connection with any proceeding, and obligate the director or officer to reimburse the registrant for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director or officer is not entitled to indemnification, if such advanced amounts were in excess of amounts actually paid or incurred by such director or officer or if such director or officer receives from insurance or other compensation or reimbursement payments from any insurer or third party in respect of the same subject matter. The indemnification agreements also provide certain methods and presumptions for determining whether the officer or director is entitled to indemnification, among other matters, as set forth in such agreement.
Royal Gold also maintains directors’ and officers’ liability insurance.
Item 7. Exemption from Registration Claimed
Not applicable.
Item 8. Exhibits

Exhibit Number	Description
4.1
Restated Certificate of Incorporation of Royal Gold, Inc., as amended through May 26, 2023 (filed as
Exhibit 3.1 to Royal Gold’s Quarterly Report on Form 10-Q filed on November 2, 2023, and incorporated herein by reference)

4.2	Amended and Restated Bylaws, as amended through November 19, 2024 (filed as Exhibit 3.2 to Royal Gold’s Annual Report on Form 10-K filed on February 13, 2025, and incorporated herein by reference)
5.1*	Opinion of David Crandall, Vice President, Corporate Secretary, and Chief Compliance Officer of Royal Gold
23.1*	Consent of Ernst & Young, Independent Registered Public Accounting Firm
23.2*	Consent of David Crandall (contained in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to this registration statement)
99.1	Royal Gold, Inc. 2025 Incentive Plan (filed as Exhibit 10.1 to Royal Gold’s Current Report on Form 8-K filed on May 27, 2025, and incorporated herein by reference)
107*	Filing Fee Table
* Filed herewith.
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Item 9. Undertakings
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or
“Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the
Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the
Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section
15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities
Act and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on
May 30, 2025.
ROYAL GOLD, INC.
By:     /s/ William Heissenbuttel
Name:William Heissenbuttel
Title:President & Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Libner and David Crandall, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission
(or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, a registration statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as they themselves might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William Heissenbuttel	President, Chief Executive Officer and Director (Principal Executive Officer)	May 30, 2025
William Heissenbuttel
/s/ Paul Libner	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 30, 2025
Paul Libner
/s/ William Hayes	Chairman	May 30, 2025
William Hayes
/s/ Fabiana Chubbs	Director	May 30, 2025
Fabiana Chubbs
/s/ Mark Isto	Director	May 30, 2025
Mark Isto
/s/ Jamie Sokalsky	Director	May 30, 2025
Jamie Sokalsky
/s/ Ronald Vance	Director	May 30, 2025
Ronald Vance
/s/ Sybil Veenman	Director	May 30, 2025
Sybil Veenman